UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 04, 2023

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19961	98-1340767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway
Lewisville, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 937-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Updated Compensation Arrangements for Kevin Kenny

On April 4, 2023, Orthofix Medical Inc. (the “Company”) entered into a letter agreement with Kevin Kenny, its President, Global Spine (the “Letter Agreement”), providing for updated compensation arrangements with Mr. Kenny.

Under the Letter Agreement, which was approved by the Compensation and Talent Development Committee of the Company’s Board of Directors (the “Committee”), Mr. Kenny’s annual base salary has been increased to $495,000, retroactive to January 5, 2023, the date that the Company closed its previously disclosed merger with SeaSpine Holdings Corporation (the “Closing Date”). The Letter Agreement provides that Mr. Kenny will receive a target annual cash incentive bonus for the 2023 fiscal year equal to 70% of his annual base salary amount. In addition, pursuant to the Letter Agreement, the Committee has (i) granted Mr. Kenny time-based vesting restricted stock units with a grant date fair value of $125,000 and stock options with a grant date fair value of $125,000 (each vesting over three years), (ii) granted Mr. Kenny performance-based vesting restricted stock units with a grant date fair value of $100,000, vesting based on the achievement of certain financial performance metrics of the Company’s Global Spine Business Unit for the 2023 fiscal year, (iii) amended the time-based vesting restricted stock unit and stock option grants made to Mr. Kenny in January 2023 such that the grants will now vest over three years (instead of the four-year schedule included in the original awards), and (iv) awarded Mr. Kenny a potential one-time cash bonus of up to $100,000, payable based on the achievement of certain financial performance metrics of the Company’s Global Spine Business Unit for the 2023 fiscal year.

The Letter Agreement also provides that Mr. Kenny’s acceptance of his position, giving effect to any prior change which took effect on or after the Closing Date in his authority, duties, responsibilities or line of reporting structure, or the assignment to him of any duties materially inconsistent with his position prior to the Closing Date, will not constitute “Good Reason” under his existing Change in Control and Severance Agreement with the Company, and (ii) any future reduction of Mr. Kenny’s equity-based compensation under the Company’s 2012 Long Term Incentive Plan, as amended, solely as a result of across-the-board reductions to equity based compensation levels that apply equally to all senior executives, will not constitute “Good Reason” under such Change in Control and Severance Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter Agreement, dated April 4, 2023, between the Company and Kevin Kenny.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.

Date:	April 7, 2023	By:	/s/ Patrick Keran
Patrick Keran Chief Legal Officer